EXHIBIT 32.2

               STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE
               SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

         The undersigned, Thomas M. Lyons, is the Chief Financial Officer of First Sentinel Bancorp, Inc. (the "Company").

         This statement is being furnished in connection with the filing by the Company of the Company's Quarterly Report on Form 10-Q/A for the period ended September 30, 2003 (the "Report").

         By execution of this statement, I certify that:

               A) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

               B) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

JANUARY 28, 2004                                  /s/ THOMAS M. LYONS
----------------                                  -------------------
Dated                                             Thomas M. Lyons,
                                                  Executive Vice President and
                                                  Chief Financial Officer